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                                                                     Exhibit 9.1

                         AGREEMENT AND IRREVOCABLE PROXY

         THIS AGREEMENT AND IRREVOCABLE PROXY (this "Agreement") dated this 20th day of July, 1999, is made by and between Commonwealth Principals II, LLC, a Delaware limited liability company (the "Stockholder") and Richard M. Scruggs (the "Proxy Holder").

                                    RECITALS

A. The Stockholder is the owner, beneficially and of record, of shares of common stock of Luminant Worldwide Corporation, a Delaware corporation (the "Company"), with full power to vote these shares on all matters upon which Stockholders of the Company are entitled to vote.

B. Pursuant to an agreement styled Agreement and Plan of Organization dated June 2, 1999 (the "Plan"), by and among the Company, Align Solutions Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company (the "Subsidiary"), Align Solutions Corp., a Delaware corporation ("Align"), and the stockholders of Align, the parties to the Plan have agreed to merge Align with and into the Subsidiary (the "Merger"). Simultaneously with the closing of the Merger, the Company intends to close the initial public offering of its shares of common stock and close the acquisition of seven other companies (collectively the Merger and these other closings being the "AIPO").

C. The Proxy Holder is currently a stockholder of Align and, upon the closing of the Merger, the Proxy Holder will become the owner, beneficially and of record, of shares of common stock of the Company.

D. With respect to a portion of the shares of common stock of the Company owned by the Stockholder, the Stockholder desires to grant an irrevocable proxy (the "Proxy") to Proxy Holder on the terms contained herein in order to facilitate the orderly corporate governance of the Company and for the mutual benefit of the Stockholder the Company, and the other participants in the IPO.

         NOW THEREFORE, in consideration of the premises, one hundred dollars ($100.00) paid in hand, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Stockholder and the Proxy Holder agree as follows:

         1. REVOCATION OF PREVIOUS PROXIES. The Stockholder hereby revokes all previous proxies granted with respect to any shares of common stock of the Company owned by the Stockholder.

         2. GRANT OF IRREVOCABLE PROXY AND APPOINTMENT OF PROXY. During the term of this Agreement, the Stockholder hereby irrevocably grants to, constitutes and appoints the Proxy Holder its true and lawful proxy and attorney-in-fact with respect to one million (1,000,000)


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shares of common stock of the Company now owned, beneficially and of record, by the Stockholder (the "Shares"), with full power to vote the Shares on all matters, to call and attend any and all meetings of the stockholders of the Company and any adjournments thereof, to execute any and all written consents of stockholders of the Company, and to represent and otherwise act as the Stockholder could act, in the same manner and with the same effect as if the Stockholder were personally present, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment thereof or pursuant to any written consent in lieu of meeting or otherwise.

         3. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to the Proxy Holder that:

                  a. Stockholder has full power and authority to enter into this Agreement and to grant the Proxy, and to perform its obligations hereunder;

                  b. this Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Stockholder;

                  c. as of the date hereof, the Shares consist of one million (1,000,000) shares of common stock of the Company, and all of the Shares are owned beneficially and of record by Stockholder;

                  d. Stockholder owns the Shares free and clear of all liens, charges, claims, encumbrances and security interests of any nature whatsoever;

                  e. Stockholder has the present power and right to vote all of the Shares;

                  f. Stockholder has not (i) granted any proxy, power-of-attorney or other authorization or interest with respect to any of such Shares, (ii) deposited any of the Shares into a voting trust or (iii) entered into any voting agreement or other arrangement with respect to the voting of any of the Shares; and

                  g. the execution and delivery of, and the performance of the obligations under, this Agreement by Stockholder do not require the consent, approval or authorization of, or filing with, any person or public authority and will not violate or conflict with, result in the acceleration or termination of, or constitute a default under, any term or provision of any charter or by-law, indenture, license, approval, agreement, understanding or other instrument, or any statute, rule, regulation, judgment, order or other restriction binding upon or applicable to Stockholder other than a term, provision, statute, rule, regulation, judgment, order or other restriction the violation of, or conflict with, which would not have a material adverse effect on Stockholder.



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         4.       COVENANTS.  The Stockholder hereby covenants and agrees

                  a. that it will not vote or take any action by written consent of stockholders in lieu of meeting on any matter which is subject to the Proxy without the prior written consent of Proxy Holder; and

                  b. that it will promptly provide Proxy Holder with copies of any stockholder notices relating to the Shares given by the Company and received by the Stockholder.

         5. CONSIDERATION. The Stockholder and the Proxy Holder each acknowledge that the Proxy is granted in consideration in order to facilitate the orderly closing of the IPO, to achieve certain accounting goals and for the mutual benefit of the Stockholder the Company, and the other participants in the IPO. STOCKHOLDER AGREES THAT THE PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER AND SHALL NOT BE TERMINATED BY ANY ACT OF STOCKHOLDER, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS; PROVIDED, HOWEVER, THAT THE PROXY SHALL EXPIRE AS PROVIDED IN SECTION 6.

         6. EXPIRATION OF PROXY. This Irrevocable Proxy shall expire and be of no effect upon the earliest to occur of (a) the sale or other disposition of the Shares by Stockholder (other than a disposition which is a distribution by the Stockholder, as a holder, to its partners or beneficial owners or a transfer to a related party of the Stockholder, as a holder (as "holder" is defined in Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code of 1986), (b) the acquisition by any person of beneficial ownership of 15% or more of the outstanding shares of common stock of the Company, (c) the offer by any person to acquire 15% or more of the outstanding shares of common stock of the Company, or (d) the third anniversary of the date of the closing of the IPO.

         7. GOVERNING LAW. The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

         8. SUCCESSORS AND ASSIGNS. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of the parties to this Agreement.

         9. SPECIFIC PERFORMANCE. The Stockholder acknowledges and agrees that performance of its obligations under this Agreement will confer a unique benefit on the Proxy Holder and that a failure of performance will result in irreparable harm to the Proxy Holder and will not be compensable by money damages. Therefore, the parties agree that this Agreement, including the Proxy, shall be specifically enforceable and that specific enforcement and



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injunctive relief shall be a remedy properly available to each party for any breach of any agreement, covenant or representation of the other party under this Agreement.

         10. FURTHER ASSURANCES. Stockholder will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Proxy Holder to be necessary or desirable to complete the Proxy granted in this Agreement or to carry out the provisions of this Agreement.

         11. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement or the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated and shall be enforced to the fullest extent permitted by law.

         12. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties on the subject matter contained in this Agreement and supersedes all prior and contemporaneous agreements and understandings, oral or written, between the parties on the subject matter contained in this Agreement.

         13. NOTICES. All notices, requests, demands and other communications provided for in this Agreement shall be in writing, shall be delivered by hand, mailed by registered or certified first-class mail, return receipt requested, postage prepaid or by facsimile (with machine confirmation) or overnight courier (with proof of delivery requested), shall be deemed given when received and shall be addressed to the parties at their respective address listed below or to other persons or addresses that a party may designate after delivering an appropriate notice to the other party in the manner in this Section 13:

if to the Proxy Holder, to it at:       if to Stockholder, to it at:

         Richard M. Scruggs                    Commonwealth Principals II, LLC
         c/o Align Solutions Corp.             8500 Leesburg Pike
         520 Post Oak Boulevard                Suite 601
         Suite 400                             Vienna, Virginia 22182
         Houston, Texas 77027                  Facsimile No.: (703) 288-3085
         Facsimile No.: (713) 479-7102         Attention: J. Marshall Coleman

         14. MODIFICATIONS. This Agreement may not be changed, amended or modified orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

         15. INTERPRETATION. The section headings herein are for convenience only and shall not



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affect the meaning or interpretation of this Agreement. No provision of this
Agreement shall be interpreted or construed against either party solely because that party or its legal representative drafted the provision.

         16. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document. This Agreement may be executed and delivered by facsimile signature, which signature shall be deemed an original.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.


                                  COMMONWEALTH PRINCIPALS II LLC,
                                  a Delaware limited liability company


                                  By:  /s/ J. Marshall Coleman
                                     ------------------------------------
                                  Name:    J. Marshall Coleman
Dated:  July 23, 1999             Title:   Chairman
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                                  PROXY HOLDER


                                  By: /s/ Richard M. Scruggs
                                     -----------------------------------
Dated:  July 23, 1999             Richard M. Scruggs
      --------------------